Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4 2017 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – February 2, 2018 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2017. Total revenues were $146.7 million and rental revenues were $138.5 million, as compared to $130.4 million and $124.2 million, respectively, for the same period last year.

Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $112.8 million and $25.7 million, respectively.

The Company recorded net income of $92.1 million, or $2.07 per diluted share, in the fourth quarter of 2017, as compared to net income of $19.5 million, or $0.44 per diluted share, for the fourth quarter of 2016. On an adjusted basis, fourth quarter net income was $18.1 million, or $0.41 per diluted share, as compared to adjusted net income of $21.2 million, or $0.48 per diluted share, for the fourth quarter of 2016. Adjusted EBITDA was $55.6 million and adjusted EBITDA margin was 37.9% for the fourth quarter of 2017.

Dividend

The Company’s Board of Directors declared a cash dividend of 25.0 cents per share, which will be paid on March 14, 2018 to shareholders of record on February 28, 2018.

Fourth Quarter 2017 Highlights

●	Delivered a strong 11.0% year-over-year increase in Storage Solutions rental revenues, 9.8% when adjusted for favorable currency fluctuations.
●	Achieved a 14.2% increase in year-over-year Tank & Pump Solutions rental revenue growth.
●	Increased total Storage Solutions average units on rent by 5.3% year-over-year, with average utilization of 75.7% and utilization of 74.1% at December 31, 2017.
●	Raised Storage Solutions rental rates by 4.2% year-over-year, with rates on new rentals up 5.1%.
●	Improved OEC utilization for Tank & Pump Solutions, averaging 73.0% for the quarter, compared to 62.3% in the prior-year quarter, and ending the year at 71.2%.
●	Achieved adjusted EBITDA of $55.6 million, with an adjusted EBITDA margin of 37.9%, despite year-over-year headwinds of $5.9 million in increased variable compensation expense.
●	Generated net cash from operating activities of $39.8 million and strong free cash flow of $18.2 million.

CEO Comments

Erik Olsson, Mobile Mini’s President and Chief Executive Officer, remarked, “The fourth quarter of 2017 was exceptional for both of our business segments. In addition to the wide-spread pick up across our Tank & Pump segment, our downstream customers began the turnaround and maintenance activities that had been previously deferred, resulting in a 14.2% year-over-year increase in Tank & Pump Solutions fourth quarter rental revenue. Within Storage Solutions, we saw record-high seasonal rentals, as well as healthy growth in our core business. As expected, variable compensation expense mitigated the fourth quarter profit flow-through; however, our underlying margins are strong and improving quarter by quarter. Excluding the effect of the variable compensation, the adjusted EBITDA margin increased approximately 70 basis points compared to the fourth quarter of 2016.”

Mr. Olsson continued, “Mobile Mini is very well positioned to leverage our infrastructure, including the unique suite of digital solutions we introduced in 2017, to further capitalize on the current momentum. In 2017, Tank & Pump Solutions reached an inflection point, with increased sequential revenue throughout the year, and the business is poised to take advantage of the increasingly strong demand from our customers. Additionally, our core North American Storage Solutions business is strong entering 2018, with pending orders considerably in excess of this time in the prior year. As a result, we expect healthy top line and adjusted EBITDA growth, expanded margins and increased free cash flow in 2018.”

United States Tax Reform

On December 22, 2017, the U.S. government enacted the Tax Cuts and Jobs Act (“the Tax Act”), which, among other things, reduces the federal income tax rate from 35% to 21% effective January 1, 2018, and requires mandatory repatriation of foreign earnings. As a result of the Tax Act, we remeasured our net deferred tax liabilities and recognized a net benefit of $77.6 million. In addition, we recorded a provisional income tax expense of $3.1 million related to the repatriation of foreign earnings. We estimate that our 2018 consolidated effective tax rate will be between 24% and 26%. We do not expect a significant near-term impact on cash paid for taxes.

Conference Call

Mobile Mini will host a conference call today, Friday, February 2 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 215,000 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,100 units. Mobile Mini’s network is comprised of 154 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our approach being able to leverage our infrastructure and capitalize on our momentum, as well as our ability to drive healthy top line and adjusted EBITDA growth, expanded margins and increased free cash flow in 2018, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$138,537	$—	$138,537	$124,170	$—	$124,170
Sales	7,623	—	7,623	6,656	—	6,656
Other	536	—	536	(439)	1,146	707

Total revenues	146,696	—	146,696	130,387	1,146	131,533

Costs and expenses:
Rental, selling and general expenses	87,484	—	87,484	74,498	(807)	73,691
Cost of sales	4,962	—	4,962	4,285	—	4,285
Restructuring expenses	824	(824)	—	800	(800)	—
Depreciation and amortization	16,431	—	16,431	16,104	—	16,104

Total costs and expenses	109,701	(824)	108,877	95,687	(1,607)	94,080

Income from operations	36,995	824	37,819	34,700	2,753	37,453

Other income (expense):
Interest income	5	—	5	2	—	2
Interest expense	(9,316)	—	(9,316)	(8,193)	—	(8,193)
Foreign currency exchange	4	—	4	(9)	—	(9)

Income before income tax (benefit) provision	27,688	824	28,512	26,500	2,753	29,253

Income tax (benefit) provision	(64,383)	74,827	10,444	7,031	1,040	8,071

Net income	$92,071	$(74,003)	$18,068	$19,469	$1,713	$21,182

EBITDA/Adjusted EBITDA	$53,435		$55,624	$50,797		$54,154
EBITDA/Adjusted EBITDA as a percentage of total revenues	36.4%		37.9%	39.0%		41.2%

Earnings per share:
Basic	$2.09		$0.41	$0.44		$0.48
Diluted	2.07		0.41	0.44		0.48

Weighted average number of common and common share equivalents outstanding:
Basic	44,128		44,128	44,073		44,073
Diluted	44,444		44,444	44,269		44,269

(1)	Adjusted column for the three months ended December 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP (defined herein) presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2017 include the following:
•	Exclusion of costs of $0.8 million related to the restructuring of our business operations, along with the related tax effects.
•	Exclusion of $74.5 million in income tax benefit resulting from the Tax Act.

(2)	Adjusted column for the three months ended December 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2016 include the following, along with the related tax effects:
•	Increase of other revenue by $1.1 million to exclude reversed revenue related to a sales tax remittance.
•	Reduction of $0.3 million in rental, selling and general expenses to exclude fees and penalties associated with the sales tax remittance.
•	Reduction of $0.1 million in rental, selling and general expenses to exclude acquisition-related expenses.
•	Reduction of $0.5 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
•	Exclusion of costs of $0.8 million related to the restructuring of our business operations.

Mobile Mini, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$498,825	$—	$498,825	$480,083	$—	$480,083
Sales	32,440	—	32,440	26,499	—	26,499
Other	2,284	—	2,284	2,040	(219)	1,821

Total revenues	533,549	—	533,549	508,622	(219)	508,403

Costs and expenses:
Rental, selling and general expenses	336,438	(2,623)	333,815	309,294	(807)	308,487
Cost of sales	21,001	—	21,001	16,471	—	16,471
Restructuring expenses	2,886	(2,886)	—	6,020	(6,020)	—
Depreciation and amortization	63,372	—	63,372	63,734	—	63,734

Total costs and expenses	423,697	(5,509)	418,188	395,519	(6,827)	388,692

Income from operations	109,852	5,509	115,361	113,103	6,608	119,711

Other income (expense):
Interest income	25	—	25	2	—	2
Interest expense	(35,728)	—	(35,728)	(32,726)	—	(32,726)
Debt extinguishment expense	—	—	—	(9,192)	9,192	—
Deferred financing costs write-off	—	—	—	(2,271)	2,271	—
Foreign currency exchange	(25)	—	(25)	(18)	—	(18)

Income before income tax (benefit) provision	74,124	5,509	79,633	68,898	18,071	86,969

Income tax (benefit) provision	(48,104)	76,604	28,500	21,650	6,932	28,582

Net income	$122,228	$(71,095)	$51,133	$47,248	$11,139	$58,387

EBITDA/Adjusted EBITDA	$173,224		$184,803	$176,821		$190,376
EBITDA/Adjusted EBITDA as a percentage of total revenues	32.5%		34.6%	34.8%		37.4%

Earnings per share:
Basic	$2.77		$1.16	$1.07		$1.32
Diluted	2.76		1.16	1.06		1.32

Weighted average number of common and common share equivalents outstanding:
Basic	44,055		44,055	44,145		44,145
Diluted	44,254		44,254	44,390		44,390

(1)	Adjusted column for the twelve months ended December 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2017 include the following:
•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses, along with the related tax effects.
•	Reduction of $2.5 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives, along with the related tax effects.
•	Exclusion of $2.9 million in costs related to the restructuring of our business operations, along with the related tax effects.
•	Exclusion of $74.5 million in income tax benefit resulting from the Tax Act.

(2)	Adjusted column for the twelve months ended December 31, 2016 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2016 include the following, along with the related tax effects:
•	Reduction of other revenue by $1.4 million to exclude revenue associated with a sales tax refund, net of a $1.1 million increase to other revenue to exclude reversed revenue related to a sales tax remittance.
•	Reduction of $0.3 million in rental, selling and general to exclude fees and penalties associated with the sales tax remittance.
•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses.
•	Reduction of $0.5 million in rental, selling and general expenses to exclude costs related to severance in conjunction with the departure of an executive.
•	Exclusion of costs of $6.0 million related to the restructuring of our business operations.
•	Exclusion of $9.2 million of debt extinguishment costs to redeem $200 million aggregate principal amount of our outstanding 7.875% senior notes due December 2020 (the “2020 Senior Notes”)
•	Exclusion of $2.3 million of deferred financing costs that were written off in conjunction with the redemption of the 2020 Senior Notes,

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2017	2016
As of December 31:
Stand-alone Storage Solutions locations	121	125
Stand-alone Tank & Pump Solutions locations	17	19
Combined Storage Solutions and Tank & Pump Solutions locations	16	14
Storage Solutions rental fleet units	215,000	211,300
Tank & Pump Solutions rental fleet units	12,100	12,100

Average utilization—Three months ended December 31:
Storage Solutions—utilization based on number of units	75.7%	75.2%
Tank & Pump Solutions—utilization based on original equipment cost	73.0%	62.3%

Average utilization—Year ended December 31:
Storage Solutions—utilization based on number of units	71.5%	70.6%
Tank & Pump Solutions—utilization based on original equipment cost (1)	66.5%	n/a

(1)	Utilization for Tank & Pump Solutions is calculated as the average original cost of equipment on rent, excluding re-rented equipment, divided by the average original cost of equipment in the fleet. This statistic has been calculated since the three-month period ending June 30, 2016; no comparable statistic is available for the prior-year period.

Mobile Mini, Inc.

Business Segment Information—Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31, 2017			Three Months Ended December 31, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$112,810	$25,727	$138,537	$101,637	$22,533	$124,170
Sales	6,226	1,397	7,623	5,842	814	6,656
Other	457	79	536	737	(30)	707

Total revenues	119,493	27,203	146,696	108,216	23,317	131,533

Costs and expenses:
Rental, selling and general expenses	69,462	18,022	87,484	56,937	16,754	73,691
Cost of sales	4,122	840	4,962	3,751	534	4,285
Depreciation and amortization	10,296	6,135	16,431	9,293	6,811	16,104

Total costs and expenses	83,880	24,997	108,877	69,981	24,099	94,080

Income (loss) from operations	$35,613	$2,206	$37,819	$38,235	$(782)	$37,453

Adjusted EBITDA	$47,227	$8,397	$55,624	$48,081	$6,073	$54,154
Adjusted EBITDA Margin	39.5%	30.9%	37.9%	44.4%	26.0%	41.2%

	Twelve Months Ended December 31, 2017			Twelve Months Ended December 31, 2016
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$406,590	$92,235	$498,825	$387,145	$92,938	$480,083
Sales	26,989	5,451	32,440	21,576	4,923	26,499
Other	1,875	409	2,284	1,621	200	1,821

Total revenues	435,454	98,095	533,549	410,342	98,061	508,403

Costs and expenses:
Rental, selling and general expenses	265,390	68,425	333,815	244,729	63,758	308,487
Cost of sales	17,930	3,071	21,001	13,319	3,152	16,471
Depreciation and amortization	38,792	24,580	63,372	35,509	28,225	63,734

Total costs and expenses	322,112	96,076	418,188	293,557	95,135	388,692

Income from operations	$113,342	$2,019	$115,361	$116,785	$2,926	$119,711

Adjusted EBITDA	$157,960	$26,843	$184,803	$158,981	$31,395	$190,376
Adjusted EBITDA Margin	36.3%	27.4%	34.6%	38.7%	32.0%	37.4%

(1)	These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2017	December 31, 2016
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$13,451	$4,137
Receivables, net	111,562	99,175
Inventories	15,671	15,412
Rental fleet, net	989,154	950,065
Property, plant and equipment, net	157,304	149,197
Other assets	15,334	14,930
Intangibles, net	62,024	68,420
Goodwill	708,907	703,558

Total assets	$2,073,407	$2,004,894

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$26,955	$27,388
Accrued liabilities	78,084	64,126
Lines of credit	634,285	641,160
Obligations under capital leases	52,791	50,704
Senior notes, net	245,850	245,212
Deferred income taxes	173,754	240,690

Total liabilities	1,211,719	1,269,280

Stockholders’ equity:
Common stock	497	493
Additional paid-in capital	605,369	592,071
Retained earnings	463,322	362,896
Accumulated other comprehensive loss	(60,334)	(81,047)
Treasury stock	(147,166)	(138,799)

Total stockholders’ equity	861,688	735,614

Total liabilities and stockholders’ equity	$2,073,407	$2,004,894

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$122,228	$47,248
Adjustments to reconcile net income to net cash provided by operating activities:
Debt extinguishment expense	—	9,192
Deferred financing costs write-off	—	2,271
Provision for doubtful accounts	5,037	6,162
Amortization of deferred financing costs	2,060	1,976
Amortization of long-term liabilities	130	116
Share-based compensation expense	7,373	7,399
Depreciation and amortization	63,372	63,734
Gain on sale of rental fleet	(5,657)	(5,472)
Loss on disposal of property, plant and equipment	517	1,285
Deferred income taxes	(49,980)	21,634
Tax shortfall on equity award transactions	—	(242)
Foreign currency exchange	25	18
Changes in certain assets and liabilities, net of effect of businesses acquired	(9,459)	(19,077)

Net cash provided by operating activities	135,646	136,244

Cash flows from investing activities:
Cash paid for businesses acquired, net of cash acquired	—	(16,565)
Additions to rental fleet, excluding acquisitions	(63,688)	(57,372)
Proceeds from sale of rental fleet	12,953	13,679
Additions to property, plant and equipment, excluding acquisitions	(20,122)	(30,659)
Proceeds from sale of property, plant and equipment	851	2,764

Net cash used in investing activities	(70,006)	(88,153)

Cash flows from financing activities:
Net repayments under lines of credit	(6,875)	(26,548)
Proceeds from issuance of 5.875% senior notes due 2024	—	250,000
Redemption of 7.875% senior notes due 2020	—	(200,000)
Debt extinguishment expense	—	(9,192)
Deferred financing costs	(12)	(5,369)
Principal payments on capital lease obligations	(7,418)	(6,520)
Issuance of common stock	5,800	468
Dividend payments	(40,171)	(36,402)
Purchase of treasury stock	(8,367)	(11,290)

Net cash used in financing activities	(57,043)	(44,853)

Effect of exchange rate changes on cash	717	(714)

Net change in cash	9,314	2,524

Cash and cash equivalents at beginning of period	4,137	1,613

Cash and cash equivalents at end of period	$13,451	$4,137

Equipment and other acquired through capital lease obligations	$9,501	$18,951
Capital expenditures accrued or payable	7,270	3,230

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income	$92,071	$19,469	$122,228	$47,248
Interest expense	9,316	8,193	35,728	32,726
Income tax (benefit) provision	(64,383)	7,031	(48,104)	21,650
Depreciation and amortization	16,431	16,104	63,372	63,734
Debt extinguishment expense	—	—	—	9,192
Deferred financing costs write-off	—	—	—	2,271

EBITDA	53,435	50,797	173,224	176,821
Share-based compensation expense	1,365	604	6,070	6,947
Restructuring expenses	824	800	2,886	6,020
Acquisition-related expenses	—	100	123	100
Sales tax refund and remittance, net	—	1,146	—	(219)
Other	—	707	2,500	707

Adjusted EBITDA	$55,624	$54,154	$184,803	$190,376

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$39,814	$40,223	$135,646	$136,244
Interest paid	4,650	3,666	35,029	21,546
Income and franchise taxes paid	1,294	392	2,607	1,772
Share-based compensation expense, including restructuring expense	(1,483)	(878)	(7,373)	(7,399)
Gain on sale of rental fleet	1,384	1,244	5,657	5,472
Loss on disposal of property, plant and equipment	(45)	(196)	(517)	(1,285)
Changes in certain assets and liabilities, net of effect of businesses acquired	7,821	6,346	2,175	20,471

EBITDA	$53,435	$50,797	$173,224	$176,821

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$39,814	$40,223	$135,646	$136,244

Additions to rental fleet, excluding acquisitions	(17,743)	(10,892)	(63,688)	(57,372)
Proceeds from sale of rental fleet	3,351	2,909	12,953	13,679
Additions to property, plant and equipment, excluding acquisitions	(7,306)	(4,909)	(20,122)	(30,659)
Proceeds from sale of property, plant and equipment	71	395	851	2,764

Net capital expenditures, excluding acquisitions	(21,627)	(12,497)	(70,006)	(71,588)

Free cash flow	$18,187	$27,726	$65,640	$64,656

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.

Constant Currency. We calculate the effect of currency fluctuations on current periods by translating the results for our business in the U.K. during the current period using the average exchange rates from the comparative period. We present constant currency information to provide useful information to assess our underlying business excluding the effect of material foreign currency rate fluctuations. Calculated in constant currency, our rental revenues for the three months ended December 31, 2017 were $1.3 million lower than when calculated in accordance with GAAP.